UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008

SCIELE PHARMA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Concourse Parkway
Suite 1800
Atlanta, Georgia 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03    Material Modification to Rights of Security Holders.

On April 28, 2008, Sciele Pharma, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors approved the redemption of all outstanding stock purchase rights (the “Rights”) granted pursuant to the Shareholder Protection Rights Agreement, dated as of July 12, 2002, between the Company and LaSalle Bank National Association, as rights agent (the “Plan”).  The Company will pay, as promptly as practicable, a redemption price equal to $0.001 per Right in cash to shareholders of record at the close of business on May 9, 2008.  Following the redemption, the Rights and the Plan shall terminate.  The press release is attached as Exhibit 99.1 to this report.

Item 8.01    Other Events.

On April 28, 2008, the Company also announced the approval of a new share repurchase plan.  The press release containing this announcement is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

99.1           Press Release dated April 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIELE PHARMA, INC. (Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	EVP, Chief Financial Officer, Secretary and Treasurer

Date:  April 28, 2008